UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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PERRY ELLIS INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

LEGION PARTNERS HOLDINGS, LLC
LEGION PARTNERS, L.P. I
LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. I
LEGION PARTNERS, L.P. II
LEGION PARTNERS, LLC
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
RAYMOND WHITE
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
ROBERT L. METTLER
DARRELL ROSS
JOSHUA E. SCHECHTER

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Legion Partners Holdings, LLC (“Legion Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2015 annual meeting of shareholders (the “Annual Meeting”) of Perry Ellis International, Inc. Legion Partners has not yet filed a preliminary proxy statement with the SEC with regard to the Annual Meeting.

On May 8, 2015, Legion Partners issued the following press release:

LEGION PARTNERS, CALSTRS NOMINATE THREE HIGHLY QUALIFIED INDEPENDENT CANDIDATES FOR ELECTION AT PERRY ELLIS’ 2015 ANNUAL MEETING OF SHAREHOLDERS

Submit shareholder proposals to declassify the board and appoint an independent chairman

Cite long history of underperformance and poor shareholder returns

Believe existing board has done very little to hold family-dominated management accountable for poor performance or to address poor corporate governance practices

Beverly Hills, CA – May 8, 2015 – Legion Partners Holdings, LLC (together with its affiliates, “Legion Partners”) and the California State Teachers’ Retirement System (“CalSTRS”), today announced the nomination of three highly qualified, independent candidates for election to the Board of Directors (the “Board”) of Perry Ellis International, Inc. (NASDAQ: PERY) (“Perry Ellis” or the “Company”) at the 2015 annual meeting of shareholders (the “2015 Annual Meeting”).  Legion Partners and CalSTRS also announced the submission of two shareholder proposals intended to affect significant corporate governance reform for the benefit of all shareholders - to declassify the Board and appoint an independent Chairman.  Legion Partners and CalSTRS beneficially own, in the aggregate, approximately 6.3% of Perry Ellis’ outstanding common stock.

Legion Partners and CalSTRS are deeply disappointed by the performance of Perry Ellis, which has significantly underperformed its peers over one-, three-, five- and 10-year periods.  Legion Partners and CalSTRS note that the Company has repeatedly missed its own financial targets and appears unable to communicate a clear and detailed margin-improvement plan.

In nominating Robert L. Mettler, Darrell Ross and Joshua E. Schechter for election to the Perry Ellis Board, Legion Partners and CalSTRS believe that the current Board lacks a sufficient sense of urgency and ability to drive better performance due to the Feldenkreis family domination. “Shareholders deserve strong, qualified independent directors to improve the Company’s long-term financial strength and share price, and most importantly represent all shareholders,” said CalSTRS Director of Corporate Governance Anne Sheehan.

“We have serious concerns that the Feldenkreis family has chosen to run Perry Ellis in a manner that benefits its own interests rather than in the best interests of all shareholders,” said Chris Kiper of Legion Partners.  “We believe maintaining the status quo under the leadership and control of the Feldenkreis family creates an unnecessarily high risk that Perry Ellis will continue to underperform, causing irreparable value destruction for shareholders.”

Table 1: Total Shareholder Returns (as of July 16, 2014 – one day prior to Legion Partners and CalSTRS initial 13D filing)
	1-year	3-year	5-year	10-year
Perry Ellis (PERY)	-16.2%	-26.4%	142.3%	18.8%
Peer Group	16.6%	76.1%	290.9%	508.6%
Russell 2000 Index	12.3%	44.9%	135.9%	136.8%
S&P 500 Index	20.7%	60.8%	134.1%	121.6%
S&P SmallCap 600 Index	14.9%	54.4%	153.0%	163.6%

Table 2:  Trailing Twelve Months Margins (as of May 8, 2015)

	Gross Margin %	EBITDA Margin %	EBIT Margin %
Perry Ellis (PERY)	34.0%	4.5%	3.1%
Peer Group – Maximum	100.0%	51.4%	49.7%
Peer Group – Median	49.6%	13.8%	11.8%
Peer Group – Minimum	35.8%	6.5%	3.3%

Peer Group: CRI, CHKE, COLM, CROX, GIII, HBI, ICON, MOV, OXM, PVH, RL, VFC and WWW
Source: Capital IQ

Legion Partners and CalSTRS’ highly-qualified independent director nominees, who will bring substantial business, financial, operational and investment experience to the Board, are:

Robert L. Mettler - previously served as President of Special Projects of Macy’s, Inc. from February 2008 until his retirement in January 2009, Chairman and Chief Executive Officer of Macy’s West, a division of Macy’s, Inc., from 2002 to 2008, and President and Chief Operating Officer of Macy’s West from 2000 to 2002. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising — Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler currently serves as a director of Barington/Hilco Acquisition Corp. and previously served on the board of directors of Stein Mart, Inc., Quiksilver, Inc., and The Jones Group.

Darrell Ross - has served as the CEO and President of Luxury Brand Holdings (formerly known as Ross-Simons), a multi-channel retailer of fine jewelry, Swiss watches, and selected giftware since April 1982 and a member of the Luxury Brand Holdings board since its formation in 2000. Mr. Ross joined Ross-Simons in 1974 and spearheaded the company’s rapid growth.  Mr. Ross previously served on the board of directors of Colibri, Inc., Leach & Garner, Inc., and ALC of New York, Inc.  In addition, Mr. Ross was a board member of the Moses Brown School.

Joshua E. Schechter - has served as a director of Aderans Co., Ltd., a multi-national company engaged in hair-related business, since August 2008, and is the Executive Chairman of Aderans America Holdings, Inc., Aderans’ holding company in the United States. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013 Mr. Schechter served as co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter currently serves on the board of directors of Viad Corp and previously served on the board of directors of The Pantry, Inc., WHX Corporation (n/k/a Handy & Harman Ltd.), and Puroflow, Inc. (n/k/a Argan, Inc.).

About CalSTRS

The California State Teachers’ Retirement System, with a portfolio valued at $191.2 billion as of March 31, 2015, is the largest educator-only pension fund in the world. CalSTRS administers a hybrid retirement system, consisting of traditional defined benefit, cash balance and voluntary defined contribution plans. CalSTRS also provides disability and survivor benefits. CalSTRS serves California's 879,000 public school educators and their families from the state’s 1,700 school districts, county offices of education and community college districts. As long-term investors, CalSTRS believes it is a fiduciary duty to be active owners and to work to add value and reduce portfolio risk in investments where possible.

About Legion Partners

Legion Partners is a long-term-oriented activist fund focused on producing superior risk-adjusted returns for clients.  Legion Partners investment strategy is concentrated on North American small cap equities, utilizing deep fundamental research and long-term shareholder engagement to drive superior performance over time.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Legion Partners Holdings, LLC, a Delaware limited liability company (“Legion Partners Holdings”) and California State Teachers’ Retirement System, a California Government Employee Benefit Plan (“CalSTRS”), together with the participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of their slate of three highly-qualified director nominees at the 2015 annual meeting of shareholders of Perry Ellis International, Inc., a Florida corporation (the “Company”).

LEGION PARTNERS HOLDINGS AND CALSTRS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT http://www.sec.gov.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are Legion Partners Holdings, CalSTRS, Legion Partners, L.P.  I, a Delaware limited partnership (“Legion Partners I”), Legion Partners Special Opportunities, L.P. I, a Delaware limited partnership (“Legion Partners Special I”), Legion Partners, L.P. II, a Delaware limited partnership (“Legion Partners II”), Legion Partners, LLC, a Delaware limited liability company (“Legion Partners LLC”), Legion Partners Asset Management, LLC, a Delaware limited liability company (“Legion Partners Asset Management”), Christopher S. Kiper, Bradley S. Vizi, Raymond White, Robert L. Mettler, Darrell Ross and Joshua E. Schechter.

As of the date of this press release, Legion Partners Holdings beneficially owns 200 shares of common stock of the Company (“Common Stock”) in record name, Legion Partners I beneficially owns 313,143 shares of Common Stock, Legion Partners Special I beneficially owns 583,204 shares of Common Stock and Legion Partners II beneficially owns 35,252 shares of Common Stock.  As the general partner of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners LLC may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I and 35,252 shares held directly by Legion Partners II.  As the investment advisor of each of Legion Partners I, Legion Partners Special I, and Legion Partners II, Legion Partners Asset Management may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I, and 35,252 shares held directly by Legion Partners II.  As the sole member of Legion Partners Asset Management and managing member of Legion Partners LLC, Legion Partners Holdings may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I and 35,252 shares held directly by Legion Partners II.  As managing directors of Legion Partners Asset Management and managing members of Legion Partners Holdings, each of Messrs. Kiper, Vizi and White may be deemed to beneficially own the 313,143 shares held directly by Legion Partners I, 583,204 shares held directly by Legion Partners Special I, 35,252 shares held directly by Legion Partners II and 200 shares held directly by Legion Partners Holdings.  As of the date hereof, CalSTRS beneficially owned 31,913 shares of Common Stock, which includes 1,101 shares that CalSTRS shares the power to dispose or to direct the disposition of with BlackRock Institutional Trust Company, N.A., and 8,702 shares that CalSTRS shares the power to dispose or to direct the disposition of with Matarin Capital Management.  None of Messrs. Mettler, Ross or Schechter own any shares of Common Stock directly.

Media contact:
Chris Kiper
(310) 729-8588

Investor contact:
Okapi Partners LLC
Bruce H. Goldfarb/ Charles Garske / Lydia Mulyk
(212) 297-0720
info@okapipartners.com

Source:
Legion Partners Holdings, LLC